RESTATED BYLAWS

                                       OF

                        SCHNITZER STEEL INDUSTRIES, INC.


                                    ARTICLE I

                        SHAREHOLDERS MEETINGS AND VOTING


     1.1 Annual Meeting. The annual meeting of the shareholders shall be held during the month of January of each year, unless a different date or time is fixed by the Board of Directors and stated in the notice of the meeting. The failure to hold an annual meeting on the date stated herein shall not affect the validity of any corporate action.

     1.2 Special Meetings. Special meetings of the share holders, for any purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board, President, Secretary or the Board of Directors and shall be called by the Chairman of the Board, President or Secretary upon the written demand, describing the purposes for which the meeting is to be held, signed, dated and delivered to the Secretary, of the holders of not less than one-tenth of all the votes entitled to be cast on any issue proposed to be considered at the meeting.

     1.3 Place of Meetings. Meetings of the shareholders shall be held at any place in or out of Oregon designated by the Board of Directors. If a meeting place is not designated by the Board of Directors, the meeting shall be held at the Corporation's principal office.

     1.4 Notice of Meetings. Written or printed notice stating the date, time and place of the meeting and, in the case of a special meeting or a meeting for which special notice is required by law, the purposes for which the meeting is called shall be mailed by the Corporation to each shareholder entitled to vote at the meeting and, if required by law, to any other shareholders entitled to receive notice, at the shareholder's address shown in the Corporation's record of shareholders, with postage prepaid, not less than 10 nor more than 60 days before the meeting date, either personally or by mail, by or at the direction of the President, Secretary, or Assistant Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. Notice shall be effective when mailed if it is mailed postpaid and is correctly addressed to the shareholder's address as it appears on the stock transfer books of the Corporation.

     1.5 Waiver of Notice. A shareholder may at any time waive any notice required by law, these Bylaws or the Corporation's Articles of Incorporation. The waiver shall be in writing, be


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signed by the shareholder entitled to the notice and be delivered to the
Corporation for inclusion in the minutes for filing with the corporate records. A shareholder's attendance at a meeting waives objection to (i) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (ii) consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     1.6 Fixing of Record Date. The Board of Directors may fix a future date as the record date to determine the shareholders entitled to notice of a shareholders' meeting, demand a special meeting, vote, take any other action or receive payment of any share or cash dividend or other distribution. This date shall not be more than 70 days nor, in the case of a meeting, less than 10 days before the meeting or action requiring a determination of shareholders. The record date for any meeting, vote or other action of the shareholders shall be the same for all voting groups. If not otherwise fixed by the Board of Directors, the record date to determine shareholders entitled to notice of and to vote at an annual or special shareholders' meeting is the close of business on the day before the first notice is first mailed or delivered to a shareholder. If not otherwise fixed by the Board of Directors, the record date to determine shareholders entitled to receive payment of any share or cash dividend or other distribution is the close of business on the day the Board of Directors authorizes the share or cash dividend or other distribution.

     1.7 Shareholders' List for Meeting. After a record date for a meeting is fixed, the Corporation shall prepare an alphabetical list of all shareholders entitled to notice of the shareholders' meeting. The list shall be arranged by voting group and within each voting group by class or series of shares and show the address of and number of shares held by each shareholder. The shareholders' list shall be available for inspection by any shareholder, upon proper demand as may be required by law, beginning two business days after notice of the meeting is given and continuing through the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. The Corporation shall make the shareholders' list available at the meeting, and any shareholder or the shareholder's agent or attorney shall be entitled to inspect the list at any time during the meeting or any adjournment. Refusal or failure to prepare or make available the shareholders' list does not affect the validity of action taken at the meeting.

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     1.8 Quorum; Adjournment.

          (1) Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter.

          (2) A majority of votes represented at the meeting, although less than a quorum, may adjourn the meeting from time to time to a different time and place without further notice to any shareholder of any adjournment. At an adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting originally held.

          (3) Once a share is represented for any purpose at a meeting, it shall be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. A new record date must be set if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

     1.9 Voting Requirements; Action Without Meeting.

          (1) If a quorum exists, action on a matter, other than the election of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law or the Articles of Incorporation. Unless otherwise provided in the Articles of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

          (2) Action required or permitted by law to be taken at a shareholders' meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action and delivered to the Secretary for inclusion in the minutes for filing with the corporate records. Shareholders' action taken by written consent is effective when the last shareholder signs the consent, unless the consent specifies an earlier or later effective date.

     1.10 Proxies. A shareholder may vote shares in person or by proxy. A shareholder may appoint a proxy by signing an appointment form either personally or by the shareholder's attorney-in-fact. An appointment of a proxy is effective when received by the Secretary or other officer of the Corporation

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authorized to tabulate votes. An appointment is valid for 11 months unless a different period is provided in the appointment form. An appointment is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest that has not been extinguished.

                                   ARTICLE II

                               BOARD OF DIRECTORS

     2.1 Duties of Board of Directors. All corporate powers of the Corporation shall be exercised by or under the authority of its Board of Directors; the business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

     2.2 Number, Term and Qualification. The number of directors of the Corporation shall be at least three and no more than thirteen. Within this range, the number of directors shall be determined from time to time by the Board of Directors. The term of a director shall expire at the next annual meeting of shareholders after his or her election. No reduction in the number of directors shall shorten the term of any incumbent director. Despite the expiration of a director's term, the director shall continue to serve until the director's successor is elected and qualified or the number of directors is decreased. Directors need not be residents of Oregon or shareholders of the Corporation.

     2.3 Board Member Nominating Committee. When there is a vacancy on the Board of Directors to be filled by the Board, the Chairman of the Board shall appoint a Board Member Nominating Committee consisting of three Board members. The Board Member Nominating Committee will make recommendations to the Board as to nominees qualified to fill the vacancy on the Board. In making its recommendations, the Board Member Nominating Committee will take into account Board membership qualification criteria established by the Board.

     2.4 Regular Meetings. A regular meeting of the Board of Directors shall be held without notice other than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place for the holding of additional regular meetings in or out of Oregon without other notice than the resolution.

     2.5 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or any two directors. The person or

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persons authorized to call special meetings of the Board of Directors may fix any place in or out of Oregon as the place for holding any special meeting of the Board of Directors called by them.

     2.6 Notice. Notice of the date, time and place of any special meeting of the Board of Directors shall be given at least three days prior to the meeting by notice communicated in person, by telephone, telegraph, teletype, other form of wire or wireless communication, mail or private carrier. If written, notice shall be effective at the earliest of (a) when received, (b) five days after its deposit in the United States mail, as evidenced by the postmark, if mailed postpaid and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested and the receipt is signed by or on behalf of the addressee. Notice by all other means shall be deemed effective when received by or on behalf of the director. Notice of any regular or special meeting need not describe the purposes of the meeting unless required by law or the Articles of Incorporation.

     2.7 Waiver of Notice. A director may at any time waive any notice required by law, these Bylaws or the Articles of Incorporation. Except as set forth below, the waiver must be in writing, be signed by the director entitled to the notice, specify the meeting for which notice is waived and be filed with the minutes or corporate records. A director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting, or promptly upon the director's arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

     2.8 Quorum. A majority of the number of directors fixed in accordance with
Section 2.2 of these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

     2.9 Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a different number is provided by law, the Articles of Incorporation or these Bylaws.

     2.10 Meeting by Telephone Conference; Action Without Meeting.

          (1) Directors may participate in a regular or special meeting by, or conduct the meeting through, use of any means of

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communications by which all directors participating may simultaneously hear each other during the meeting. Participation in a meeting by this means shall constitute presence in person at the meeting.

          (2) Any action that is required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if one or more written consents describing the action taken are signed by all of the directors entitled to vote on the matter and included in the minutes or filed with the corporate records reflecting the action taken. The action shall be effective when the last director signs the consent, unless the consent specifies an earlier or later effective date.

     2.11 Vacancies. Any vacancy on the Board of Directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders, the Board of Directors, the remaining directors if less than a quorum (by the affirmative vote of a majority thereof) or by a sole remaining director. Any vacancy not filled by the directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose. A vacancy that will occur at a specified later date, by reason of a resignation or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

     2.12 Compensation. By resolution of the Board of Directors, the directors may be paid reasonable compensation for services as directors and their expenses of attending meetings of the Board of Directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation for such service.

     2.13 Presumption of Assent. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors shall be deemed to have assented to the action taken at the meeting unless (a) the director's dissent or abstention from the action is entered in the minutes of the meeting,
(b) the director delivers a written notice of dissent or abstention to the action to the presiding officer of the meeting before any adjournment or to the Corporation immediately after the adjournment of the meeting or (c) the director objects at the beginning of the meeting or promptly upon the director's arrival to the holding of the meeting or transacting business at the meeting. The right to dissent or abstain is not available to a director who voted in favor of the action.

     2.14 Resignation. Any director may resign by delivering written notice to the Board of Directors, its chairperson or the Corporation. Unless the notice specifies a later effective date, a resignation notice shall be effective upon the earlier of (a) receipt, (b) five days after its deposit in the United States

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mails, if mailed postpaid and correctly addressed, or (c) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by addressee. Once delivered, a resignation notice is irrevocable unless revocation is permitted by the Board of Directors.

                                   ARTICLE III

                             COMMITTEES OF THE BOARD

     3.1 Committees. The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Each committee shall have two or more members. The creation of a committee and appointment of members to it must be approved by a majority of all directors in office when the action is taken. Subject to any limitation imposed by the Board of Directors or by law, each committee may exercise all the authority of the Board of Directors in the management of the Corporation. A committee may not take any action that a committee is prohibited from taking by the Oregon Business Corporation Act, including ORS 60.354 or any successor provision.

     3.2 Changes of Size and Function. Subject to the provisions of law, the Board of Directors shall have the power at any time to change the number of committee members, fill committee vacancies, change any committee members and change the functions and terminate the existence of a committee.

     3.3 Conduct of Meetings. Each committee shall conduct its meetings in accordance with the applicable provisions of these Bylaws relating to meetings and action without meetings of the Board of Directors. Each committee shall adopt any further rules regarding its conduct, keep minutes and other records and appoint subcommittees and assistants as it deems appropriate.

     3.4 Compensation. By resolution of the Board of Directors, committee members may be paid reasonable compensation for services on committees and their expenses of attending committee meetings.

                                   ARTICLE IV

                                    OFFICERS

     4.1 Appointment. The Board of Directors at its first meeting following its election each year shall appoint a President and a Secretary. At this meeting, or at any other time, the Board of Directors may appoint one of its members as Chairman of the Board and one or more Vice Presidents and a Treasurer. The Board of Directors also may appoint any other officers, assistant officers and agents it deems necessary or

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appropriate. Any two or more offices may be held by the same person.

     4.2 Compensation. The Corporation may pay its officers reasonable compensation for their services as fixed from time to time by resolution of the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

     4.3 Term. The term of office of all officers commences upon their appointment and continues until the first annual meeting of the Board of Directors following their appointment and thereafter until their successors are appointed or until their resignation or removal. Any vacancy in an office of the Corporation may be filled by the Board of Directors.

     4.4 Removal. Any officer or agent appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause, but such removal shall not prejudice the contract rights of the person so removed.

     4.5 Chairman of the Board. The Chairman of the Board, if that office is filled, shall preside at all meetings of the Board of Directors and shall perform any duties and responsibilities prescribed from time to time by the Board of Directors, including but not limited to powers and duties similar to those of the President.

     4.6 President. The Board of Directors may appoint one or more persons to the Office of the President. One of them shall be designated the chief executive officer of the Corporation who, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. A President shall preside at all meetings of the shareholders and at all meetings of the Board of Directors when the Chairman of the Board of Directors is not present. A President may sign, with the Secretary or any Assistant Secretary, certificates for shares of the Corporation. A President may also sign, with the Secretary or any other officer of the Corporation authorized by the Board of Directors to sign with a President, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the Board of Directors or these Bylaws shall expressly delegate the signing and execution of such a document to some other officer or agent of the Corporation or where signing or execution other than by a President as described above shall be required by law. In general, a President shall perform all duties incident to the office of President, and such other duties as may be prescribed by the Board of Directors from time to time.

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     4.7 Vice Presidents. In the absence of the President or in the event of his death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time or their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, and shall perform such other duties as from time to time may be assigned to the Vice President by the President or by the Board of Directors. The Board of Directors or the President may confer a special title upon a Vice President.

     4.8 Secretary. The Secretary shall (a) have the responsibility for preparing minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provision of these Bylaws or as required by law; (c) be custodian of the corporate records and have the responsibility for authenticating records of the Corporation; (d) be the custodian of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (e) sign with the President, or Vice President, certificates for shares of the Corporation; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the President or by the Board of Directors.

     4.9 Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of the Treasurer's duties, in such sum and with such security or securities as the Board of Directors shall determine. The Treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation, (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever and (c) deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article VII of these Bylaws. In general, the Treasurer shall perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the President or by the Board of Directors.

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                                    ARTICLE V

                                 INDEMNIFICATION

     The Corporation shall indemnify, to the fullest extent not prohibited by law, any current or former director or officer of the Corporation who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Corporation, or serves or served at the request of the Corporation as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall pay all expenses incurred by any such person defending such proceeding in advance of its final disposition at the written request of such person if the person furnishes the Corporation (a) a written statement of a good faith belief that he or she is entitled to indemnification and (b) a written undertaking to repay such advance if it is ultimately determined by a court that such person is not entitled to be indemnified. No amendment to these Bylaws that limits the Corporation's obligation to indemnify directors and officers of the Corporation shall have any effect on such obligation for any act or omission which occurs prior to the later of the effective date of the amendment or the date notice of the amendment is given to the officer or director. This Article shall not be deemed exclusive of any other provisions for indemnification or advancement of expenses of directors, officers, employees, agents and fiduciaries that may be included in the Corporation's Articles of Incorporation or any statute, agreement, general or specific action of the Board of Directors, vote of shareholders or other document or arrangement.

                                   ARTICLE VI

                               ISSUANCE OF SHARES

     6.1 Adequacy of Consideration. Before the Corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for the shares to be issued is adequate. The authorization by the Board of Directors of the issuance of shares for stated consideration shall evidence a determination by the Board that such consideration is adequate.

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     6.2 Certificates for Shares.

          (1) Certificates representing shares of the Corporation shall be in any form determined by the Board of Directors consistent with the requirements of the Oregon Business Corporation Act and these Bylaws. The certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation, if any, or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified. The signatures of officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or any assistant transfer agent or registered by a registrar, other than the Corporation itself or an employee of the Corporation.

          (2) Every certificate for shares of stock that are subject to any restriction on transfer or registration of transfer pursuant to the Articles of Incorporation, the Bylaws, securities laws, shareholders' agreements or any agreement to which the Corporation is a party shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of the restriction and that the Corporation retains a copy of the full text. Every certificate issued when the Corporation is authorized to issue more than one class or series within a class of shares shall set forth on its face or back either (a) a summary of the designations, relative rights, preferences and limitations of the shares of each class and the variations in rights, preferences and limitations for each series authorized to be issued and the authority of the Board of Directors to determine variations for future series or (b) a statement of the existence of those designations, relative rights, preferences and limitations and a statement that the Corporation will furnish a copy thereof to the holder of the certificate upon written request and without charge.

          (3) The name and address of the person to whom the shares represented by the certificates are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled. The Corporation shall not issue a new certificate for previously issued shares until the former certificate or certificates for those shares are surrendered and canceled; except that in case of a lost, destroyed or mutilated certificate, a new certificate may be issued on terms the Board of Directors prescribes.

     6.3 Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record of the shares or by the holder's legal representative, who shall furnish proper evidence

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of authority to transfer, or by the holder's attorney with regard to the shares authorized by a duly executed power of attorney filed with the Secretary or the transfer agent of the Corporation, and on surrender for cancellation for such shares. The Corporation shall deem the person in whose name shares stand on the books of the Corporation to be the owner of those shares for all purposes.

     6.4 Transfer Agent and Registrar. The Board of Directors may from time to time appoint one or more transfer agents and one or more registrars for the shares of the Corporation, with powers and duties determined by the Board of Directors.

     6.5 Officer Ceasing to Act. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

                                   ARTICLE VII

                 CONTRACTS, LOANS, CHECKS AND OTHER INSTRUMENTS

     7.1 Contracts. Except as otherwise provided by law, the Board of Directors may authorize any officers or agents to execute and deliver any contract or other instrument in the name of and on behalf of the Corporation, and this authority may be general or confined to specific instances.

     7.2 Loans. The Corporation shall not borrow money and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. This authority may be general or confined to specific instances.

     7.3 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money and notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by the officers or agents of the Corporation and in the manner designated by the Board of Directors.

     7.4 Deposits. All funds of the Corporation not otherwise employed shall be deposited to the credit of the Corporation in those banks, trust companies or other depositaries as the Board of Directors or officers of the Corporation designated by the Board of Directors select or be invested as authorized by the Board of Directors.

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                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

     8.1 Fiscal Year. The business of the Corporation shall be conducted on a fiscal year basis beginning with the first day of September and ending on the last day of August of each year.

     8.2 Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares, in the manner and upon the terms and conditions provided by law.

     8.3 Seal. The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Oregon."

     8.4 Severability. A determination that any provision of these Bylaws is for any reason inapplicable, invalid, illegal or otherwise ineffective shall not affect or invalidate any other provision of these Bylaws.

     8.5 Amendments. Except as restricted by the Corporation's Articles of Incorporation, these Bylaws may be amended or repealed and new Bylaws may be adopted by the Board of Directors or the shareholders of the Corporation.


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